EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT (this "Agreement") is made as of February 6, 2004 between CITIZENS FINANCIAL CORPORATION, a Kentucky corporation ("Employer"), and FRANK C. JONES, an individual resident in Birmingham, Alabama ("Employee").

                                    RECITALS

                  Employer desires to employ Employee for the Employer Group on a temporary and short-term basis, and Employee wishes to accept such employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

                  The parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS

                  For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section~1.

                  "Agreement" - this Employment Agreement, as amended from time to time.

                  "Basic Compensation" - Salary and Benefits.

                  "Benefits" - as defined in Section 3.2.

                  "Boards  of  Directors" -  the  board   of  directors  of  the
                  constituents of the Employer Group.

                  "Confidential Information" - any and all:

     (a) trade secrets concerning the business and affairs of the Employer Group, including without limitation products, past, current, and planned research and development, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, market studies, business plans, computer software and programs (including object code and source code), and any other information, however documented, that is a trade secret within the meaning of the Uniform Trade Secrets Act, KRS 365.880-.900;

     (b) information concerning the business and affairs of the Employer Group including without limitation historical financial statements, financial projections and budgets, historical and projected sales, the names and backgrounds of key personnel, and personnel training and techniques and materials, however documented; and

     (c) notes, analyses, compilations, studies, summaries, and other material prepared by or for the Employer Group containing or based, in whole or in part, on any information included in the foregoing.

                  "Effective Date" - March 1, 2004.

                  "Employer Group" - Employer and the Insurance Subsidiaries.

                  "Employment Period" - the actual term of Employee's employment by Employer.

                  "Insurance Subsidiaries" - Citizens Security Life Insurance Company, United Liberty Life Insurance Company and Citizens Insurance Company.

                  "person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

                  "Post-Employment Period" - as defined in Section 7.2.

                  "President of Employer" - Darrell R. Wells and his successors in office as president of Employer.

                  "Proprietary Items" - as defined in Section 6.2.

                  "Salary" - as defined in Section 3.1.

         2.       EMPLOYMENT TERMS AND DUTIES

                  2.1 Employment. Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon the terms and conditions set forth in this Agreement.

                  2.2 Term. The term of Employee's employment under this Agreement will begin on the Effective Date and continue until 14 calendar days' after the date either party gives written notice of termination. Either party may give such notice of termination at any time for any reason whatsoever or for no reason, without liability to the other except as expressly provided herein.

                  2.3 Duties. Employee will have such duties for the Employer Group as are assigned or delegated to Employee by the President of Employer or the Boards of Directors of the Insurance Subsidiaries, and will initially serve as president and chief operating officer of the Insurance Subsidiaries. Employee will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer Group, will use his best efforts to promote the success of the Insurance Subsidiaries' business, and will cooperate fully with the President of Employer and the Boards of Directors of the Insurance Subsidiaries in the advancement of the best interests of the Employer Group. Nothing in this Section 2.3, however, will prevent Employee from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with Employee's duties under this Agreement.

                  2.4 Place of Performance. Employee will maintain his primary office at Employer's executive offices in Louisville, Kentucky but may also maintain a support office at no expense to Employer in Birmingham, Alabama. Employee will spend at least 60% of his time in the Louisville office, which for this purpose shall include travel to and from the Louisville office.

         3.       COMPENSATION

                  3.1 Salary. Employee will be paid a weekly salary of $4,800 (the "Salary"), which will be payable bi-weekly net of tax withholding according to applicable law and Employer's customary payroll practices. Employee shall not be entitled to vacation or leave pay but shall be entitled to holiday pay in accordance with Employer's customary payroll practices.

                  3.2      Benefits.  Employee   will,  during  the   Employment
         Period, be permitted to participate in all such life insurance, hospitalization, major medical and dental plans of Employer that may be in effect from time to time, on the same terms and conditions under which senior executives of Employer are eligible under the terms of those plans (collectively, the "Benefits").

                  3.3 Termination Pay. Effective upon the termination of this Agreement, Employer will be obligated to pay Employee (or, in the event of his death, his wife) only such Salary and Benefits as have accrued through the date of such termination.

         4.       FACILITIES AND EXPENSES

         Employer will furnish Employee suitable office space, equipment, supplies and such other facilities and personnel (including an assigned administrative assistant) in Louisville for the performance of Employee's duties under this Agreement. Employer will also furnish Employee the use of a suitable automobile for use in Louisville, plus reimbursement for fuel and maintenance costs. Employer will pay on behalf of Employee (or reimburse Employee for) actual and reasonable expenses incurred by Employee at the request of, or on behalf of, Employer in the performance of Employee's duties pursuant to this Agreement, and in accordance with Employer's employment policies, including the following:

         (a) charges for long distance telephone and high speed internet access in the Birmingham office;

         (b)      travel expenses;

         (c)      round-trip   airfare   between   Louisville  and   Birmingham,
                  Pensacola (FL) or Beaumont (TX) once per week;

         (d) round-trip airfare between Louisville and Birmingham once per month for Employee's wife;

         (e) costs for rental on a monthly basis of a one-bedroom or studio unit in an extended stay hotel in Louisville equivalent in quality to a Residence Inn; and

         (f)      a meal per diem while in Louisville of $35.

         Employee must file expense reports with respect to such expenses in accordance with Employer's policies.

         5.       INSURANCE.

         Employee will be entitled to the benefit of all insurance coverages that Employer makes available to its senior executive officers.

         6.       NON-DISCLOSURE COVENANT.

                  6.1 Acknowledgments by Employee. Employee acknowledges that (a)~during the Employment Period and as a part of his employment, Employee will be afforded access to Confidential Information;
         (b)~public disclosure of such Confidential Information could have an adverse effect on the Employer Group and its business and/or violate or create liability under federal securities laws and securities exchange regulations; and (c)~the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

                  6.2      Agreements  of  Employee.  In   consideration  of the
         compensation and benefits to be paid or provided to Employee by Employer under this Agreement, Employee covenants as follows:

                           (a) During and following the Employment Period, Employee will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of Employer or except as otherwise expressly permitted by the terms of this Agreement.

                           (b) Any trade secrets of the Employer Group will be entitled to all of the protections and benefits under the Uniform Trade Secrets Act (KRS 365.880-.900) and any other applicable law. If any information that Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. Employee hereby waives any requirement that Employer submit proof of the economic value of any trade secret or post a bond or other security.

                           (c)      None  of  the   foregoing  obligations   and
                  restrictions applies to any part of the Confidential Information that Employee demonstrates was or became generally available to the public other than as a result of a disclosure by Employee.

                           (d) Employee will not remove from the Employer Group's premises (except to the extent such removal is for purposes of the performance of Employee's duties at home or while traveling, or except as otherwise specifically authorized by the President of Employer) any document, record, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Employee recognizes that, as between Employer and Employee, all of the Proprietary Items, whether or not developed by Employee, are the exclusive property of Employer. Upon termination of this Agreement by either party, or upon the request of Employer during the Employment Period, Employee will return to Employer all of the Proprietary Items in Employee's possession or subject to Employee's control, and Employee shall not retain any copies or other physical embodiment of any of the Proprietary Items.

                           (e)      During   the  Employment   Period,   neither
                  Employee nor any member of his family who resides with him shall buy, sell or beneficially own, directly or indirectly, any shares of Employer's stock.

                  6.3 Disputes or Controversies. Employee recognizes that should a dispute or controversy arising from or relating to this
         Agreement  be  submitted  for  adjudication  to any court,  arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Employer, Employee, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

         7.       NON-COMPETITION, NON-SOLICITATION AND NON-INTERFERENCE

                  7.1 Acknowledgments by Employee. Employee acknowledges that: (a)~the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; and (b)~the provisions of this Section 7 are reasonable and necessary to protect the Employer Group's business.

                  7.2 Covenants of Employee. In consideration of the acknowledgments by Employee, and in consideration of the compensation and benefits to be paid or provided to Employee by Employer, Employee covenants that he will not, directly or indirectly:

                           (a) during the Employment Period, except in the course of his employment hereunder, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Employee's name or any similar name to, lend Employee's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Employer Group anywhere; provided, however, that Employee may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                           (b) whether for Employee's own account or for the account of any other person, at any time during the Employment Period, solicit business of the same or similar type being carried on by the Employer Group, from any person known by Employee to be a customer of the Employer Group, whether or not Employee had personal contact with such person during and by reason of Employee's employment with the Employer Group;

                           (c) whether for Employee's own account or the account of any other person (i)`at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer Group at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer Group to terminate his employment with the Employer Group; or (ii)~at any time during the Employment Period and the Post-Employment Period, interfere with the Employer Group's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer Group; or

                           (d) at any time during the Employment Period and the Post-Employment Period, disparage the Employer Group or any of its shareholders, directors, officers, employees, or agents.

                  For purposes of this Section 7.2, the term "Post-Employment Period" means the two-year period beginning on the date of termination of Employee's employment with Employer.

                  If any covenant in this Section 7.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Employee.

                  The  period  of  time  applicable  to  any  covenant  in  this
         Section 7.2 will be extended by the duration of any violation by Employee of such covenant.

                  Employee will, while the covenant under this Section 7.2 is in effect, give notice to Employer, within ten days after accepting any other employment, of the identity of Employee's employer. Employer may notify such employer that Employee is bound by this Agreement and, at Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

         8.       GENERAL PROVISIONS

                  8.1 Injunctive Relief and Additional Remedy. Employer will have the right, in addition to any other rights it may have, to apply for injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement.

                  8.2 Covenants of Sections 6 and 7 are Essential and Independent Covenants. The covenants by Employee in Sections 6 and 7 are essential elements of this Agreement, and without Employee's agreement to comply with such covenants, Employer would not have entered into this Agreement or employed or continued the employment of Employee. Employer and Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer Group.

                  Employee's covenants in Sections 6 and 7 are independent covenants and the existence of any claim by Employee against the Employer Group under this Agreement or otherwise will not excuse Employee's breach of any covenant in Section 6 or 7.

                  This Agreement will continue in full force and effect after termination of Employee's employment as is necessary or appropriate to enforce the covenants and agreements of Employee in Sections 6 and 7.

                  8.3 Representations and Warranties by Employee. Employee represents and warrants to Employer that the execution and delivery by Employee of this Agreement do not, and the performance by Employee of Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a)~violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee; or (b)~conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is party or by which Employee is or may be bound.

                  8.4 Waiver. To the maximum extent permitted by applicable law, (a)~no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b)~no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
         (c)~no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                  8.5 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including the other members of the Employer Group and any entity with which any member of the Employer Group may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Employee under this Agreement, being personal, may not be delegated.

                  8.6 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a)~delivered by hand (with written confirmation of receipt), (b)~sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c)~when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:            Citizens Financial Corporation

                                    P.O. Box 436149

                                    Louisville, Kentucky  40253-6149

                                    Attention:  President

                                    Facsimile No.:  502/212-2671





         If to Employee:            Frank C. Jones

                                    3001 Woodleigh Road

                                    Birmingham, Alabama  352234

                  8.7 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

                  8.8 Governing Law. This Agreement will be governed by the laws of the State of Kentucky without regard to conflicts of laws principles.

                  8.9 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Kentucky, County of Jefferson, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Kentucky, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

                  8.10 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  8.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                       CITIZENS FINANCIAL CORPORATION



                                     By:_______________________________________
                                         Darrell R. Wells, President







_______________________________________
FRANK C. JONES